Exhibit 5.3

DLA Piper Ireland LLP DLA Piper Ireland LLP 40 Molesworth Street Dublin 2 Ireland D02 YV57 T: +353 1 436 5450 F: +353 1 436 5451 dlapiper.com

To the addressees listed in Schedule 1 (Addressees) (the Addressees)	Your reference
Our reference
EME/EME/400582/167
EUM/702676948.2

24 April 2025

Dear Sirs/Madams

Fiserv Funding Unlimited Company (the Company)

1	DLA Piper Ireland LLP role

1.1

We have acted as Irish legal advisers to the Company and Fiserv, Inc. (Fiserv) in connection with the filing by Fiserv and the Company of the post-effective amendment No.1 (the Post-Effective Amendment) to the registration statement on Form S-3 filed by Fiserv with the United States Securities and Exchange Commission (the SEC) under the Securities Act of 1933 of the United States of America, as amended (the Securities Act) on February 22, 2024 (as amended by the Post-Effective Amendment, the Registration Statement).

1.2

The Registration Statement relates to senior debt securities of the Company, which will be guaranteed by Fiserv as described in the Registration Statement (Debt Securities, and the proposals and arrangements described in the Registration Statement being referred to in this opinion letter as the Transaction).

1.3	We have received instructions from, participated in discussions with, and advised only the Company (as at the date of this opinion letter).

2	Interpretation

2.1	In this opinion letter references to:

(a)	the Companies Act means the Companies Act 2014, as amended; and

(b)	the CRO means the Irish Companies Registration Office.

DLA Piper Ireland LLP is a general partnership registered in the Republic of Ireland (number 628115) and authorised by the Legal Services Regulatory Authority to operate as a limited liability partnership under the Legal Services Regulation Act 2015 (registration number 1262464).

DLA Piper Ireland LLP is part of DLA Piper, a global law firm operating through various separate and distinct legal entities. Its principal place of business is at 40 Molesworth Street, Dublin 2, Ireland, D02 YV57.

Partners:

David Carthy, Conor Houlihan, Ciara McLoughlin, Mark Rasdale, John Magee, Caoimhe Clarkin, Maura Dineen, Éanna Mellett, Graham Quinn, Matthew Cole, Gavin Smith, Edel O’Kelly, Declan Lavelle, Gavin Woods, Aoife Murphy, Naoise Harnett, Kathi Ó’Riain, William Marshall, Darach Connolly, Simon Levine, Sandra Wallace, Jonathan Watkins, Colin Wilson.

A list of offices and regulatory information can be found at dlapiper.com.

Ireland Switchboard

+353 1 436 5450

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3	Documents examined

For the purpose of giving this opinion letter, we have examined the following documents (together, the Documents):

3.1	the Registration Statement;

3.2	a copy received by email of a certificate of a director of the Company dated the same date as this opinion letter (Corporate Certificate) annexing, inter alia:

(a)	a certified copy of the Company’s certificate of incorporation and its constitution (Constitution); and

(b)	a certified copy of the written resolutions of the board of directors of the Company dated 23 April 2025 (the Resolutions);

3.3	an indenture dated 24 April 2025 and entered into among (1) the Company, (2) Fiserv and (3) U.S. Bank Trust Company, National Association, as trustee (the Indenture);

3.4	searches (the Company Searches) made by our agent on the date of this opinion letter (Search Date) in respect of the Company:

(a)

on the file maintained by the Registrar of Companies at the CRO for mortgages, debentures or similar charges or notices of them and for the appointment of a process adviser, examiner, receiver or liquidator;

(b)	in the Judgments Office of the Central Office of the High Court of Ireland for unsatisfied judgments, orders, decrees and the like to each for the 12 years immediately preceding the Search Date;

(c)	in the petitions section of the Central Office of the High Court of Ireland for any petitions filed in respect of the Company;

(d)	in the Central Office of the High Court for any proceedings filed by or against the Company in the 12 years immediately preceding the Search Date; and

(e)	in the Office of the Sheriff of the City of Dublin.

Except as stated above, we have not, for the purposes of this opinion letter, examined any corporate records of the Company or any contracts or other documents (other than the Documents) entered into by or affecting the Company and have not made any other enquiries concerning the Company. In particular, we have not investigated whether the Company is, or will be, in breach of any of its obligations under any other agreement or document by reason of the execution, delivery or performance of the Documents to which it is a party.

4	Status of opinion

4.1	This opinion letter relates to Irish law as it exists and is interpreted at the date of this opinion letter. We express no opinion as to the laws of any other jurisdiction and none is to be implied.

4.2	We express no opinion on European Union law as it affects any jurisdiction other than Ireland.

4.3	This opinion letter and any non-contractual obligations arising out of or in connection with it shall be governed by Irish law.

4.4

We assume no obligation (a) to advise you of any events or circumstances or any change in Irish law or practice occurring or taking effect after the date of this opinion letter which may or may not change any opinion expressed below in this opinion letter or (b) to update this opinion letter.

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5	Assumptions

For the purposes of this opinion letter we have assumed (without making any independent investigation) that:

5.1

all documents submitted to us as originals are authentic, final and complete, all signatures, stamps and seals on the documents submitted to us are genuine and all documents submitted to us as copies are final and complete and conform to the original documents;

5.2

none of the transactions contemplated by the Documents are prohibited by virtue of Chapter 4 (Substantive prohibitions or restrictions on loans to directors and other particular transactions involving conflict of interest) of Part 5 of the Companies Act;

5.3

none of the transactions contemplated by the Documents are prohibited by virtue of section 239 of the Companies Act, which prohibits certain transactions between Irish companies and its directors or persons connected with its directors;

5.4

the directors of the Company have not conferred, pursuant to section 159(5) of the Companies Act, on a managing director of the Company, any powers which are exercisable by the managing director to the exclusion of the powers of the directors;

5.5	in respect of all parties to the Documents:

(a)	each such party (other than the Company as a matter of Irish law) is duly incorporated and validly in existence under the laws of its jurisdiction of incorporation;

(b)	each such party (other than the Company as a matter of Irish law) has capacity, power and authority to enter into and perform their respective obligations under the Documents;

(c)

all Documents submitted to us in final signed form were executed and delivered in accordance with applicable law (other than by the Company as a matter of Irish law) and in a form and content having no material difference to the final drafts provided to us and are not subject to any escrow arrangements; and

(d)	the obligations of all parties under the Documents (other than the Company as a matter of Irish law) are legal, valid, binding and enforceable under all applicable laws;

5.6	the copy of each document, forming part of the schedules to the Corporate Certificate and examined by us:

(a)	is complete, accurate and up-to-date as at the date of the Resolutions and as at the date of hereof; and

(b)	has not been amended or rescinded and is in full force and effect;

5.7

the Resolutions were duly passed and have not been amended or rescinded and are in full force and effect, and due disclosure has been made by each director of any interest they have in the transactions to which they relate in accordance with the Companies Act and the Constitution and that no director has any such interest except to the extent disclosed and permitted by the Constitution;

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5.8

any borrowing, granting of security and/or provision of guarantees performed by the Company in connection with the Transaction would not cause any borrowing, guarantee, security or similar limit binding on the Company to be exceeded;

5.9	in relation to the Company Searches:

(a)	all documents, forms and notices which could or should have been delivered to the Registrar of Companies at the CRO by or on behalf of the Company have been delivered;

(b)	the results of the Company Searches were complete, accurate and up to date at the time that they were obtained; and

(c)	no additional matters would have been disclosed by:

(i)

any search undertaken at the CRO or enquiry made of the Central Office of the High Court of Ireland or the Office of the Sheriff of the City of Dublin in relation to the Company after the Company Searches were obtained; or

(ii)	a search of any district registry at any time;

5.10

at the time of the Resolutions and as at the date hereof, the Company was not capable of being deemed to be unable to pay its debts within the meaning of sections 509(3)(a) and (c), 558B and/or 570 of the Companies Act or any analogous provision under any applicable laws on or immediately after the execution and delivery of the Resolutions and the Company will not, as a consequence of doing any act or thing which any Resolution or the Steps Plan contemplates, permits or requires the relevant party to do, be unable to pay its debts within the meaning of such sections or any analogous provision under any applicable laws;

5.11	in relation to the Company:

(a)

it has not passed a voluntary winding-up resolution or a resolution to appoint a liquidator or administrator or process adviser or examiner or other similar or analogous officer and no step has been taken in relation to any of the foregoing;

(b)

no petition has been presented, application made or notice given by any person, and no order has been made by any court, for its winding up, liquidation, dissolution or appointment of a process adviser or an examiner or other similar or analogous officer;

(c)

no liquidator, receiver, receiver and manager, administrative receiver, administrator, process adviser, examiner or similar officer has been appointed in relation to it or any of its assets or revenues or undertaking and no step has been taken in relation to any such appointment; and

(d)	no application has been made to the Registrar of Companies for its striking off, nor have any steps been taken by the Registrar of Companies in relation to its striking off,

which was not revealed by the Company Searches;

5.12	none of the parties is or will be seeking to achieve any purpose not apparent from any of the Documents which might render any Document illegal or void;

5.13	there is no bad faith, fraud, coercion, duress or undue influence on the part of any of the parties, their respective directors, employees, agents or advisers;

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5.14	without prejudice to the generality of paragraph 4 (Status of opinion) of this opinion letter, no provision of any law of any jurisdiction outside Ireland:

(a)	would be contravened by the execution, delivery or performance of the Transaction;

(b)	will render the execution or delivery of any part of the Transaction ineffective; or

(c)	would otherwise have any implication for the opinions which we express;

5.15	no party entering into the Transaction was mistaken as to any material relevant fact;

5.16

other than insofar as covered by this opinion letter with respect to the laws of Ireland, no authorisations, approvals, licences, exemptions or consents of governmental or regulatory authorities with respect to the agreements or arrangements referred to in the Registration Statement or with respect to the Transaction or the issue of the Debt Securities are or will be required to be obtained;

5.17

that the Debt Securities will conform with the descriptions and restrictions contained in the Indenture subject to such changes as may be required in order to comply with any requirement of Irish law, that any selling restrictions contained therein have been and will be at all times observed and that the obligations will conform with the terms of the Indenture or any other indenture to be entered into by the Company and any trustee;

5.18

that any representations and warranties contained in the Indenture are true and correct and that the Company will at all times comply with its obligations under, and the representations and warranties contained in, the Indenture and the agreements and arrangements referred to in the Indenture and all other agreements and arrangements relating to the issue of the Debt Securities by it or the entry into, or performance of its obligations under, the Indenture;

5.19	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Transaction as disclosed by the Registration Statement;

5.20	each party to the Transaction is acting as principal and on arm’s length terms;

5.21

that the parties have complied (and will continue to comply) with all applicable anti-money laundering, anti-terrorism, anti-corruption and human rights laws and regulations, and any restrictions on financial transfers arising from any United Nations, EU and Irish sanctions, and that there is nothing in the transactions contemplated by the Transaction that is inconsistent with any such laws and regulations; and

5.22

the Debt Securities create obligations which would be legally binding and enforceable under the laws of the State of New York had they been issued by a limited liability corporation registered in the State of New York.

6	Opinions

Based upon the foregoing, and subject to the qualifications set out below and any matters not disclosed to us, it is our opinion that:

6.1

the Company is a private unlimited company incorporated under the laws of Ireland. Based solely on the Company Searches, the Company is validly existing under the laws of Ireland and no petition, order or notice for the winding up of the Company or the appointment of a receiver, liquidator, process adviser or examiner has been made over the Company or to its assets;

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6.2	the Company has all the requisite power and authority under its Constitution to:

(a)	enter into the Resolutions to which it is a party and to perform its obligations under them; and

(b)	enter into the Indenture and issue the Securities (as defined in the Indenture);

6.3

the Indenture has been duly executed and delivered by the Company, and the persons authorised to execute the Indenture on behalf of the Company have been duly authorised so to do so by the Resolutions;

6.4

when the Post-Effective Amendment has become effective under the Securities Act, the Indenture has been duly authorised, executed and delivered by the parties thereto (other than the Company), the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company.

7	Qualifications

The opinions which are expressed in this opinion letter are subject to the following qualifications:

7.1

Corporate standing and searches: The Company Searches will not necessarily reveal whether a resolution has been passed, an appointment made, proceedings commenced or a charge created because particulars of such matters need to be filed only within a specified period; and

7.2

Enforcement: The term legally binding in this opinion letter in paragraph 6.4 of this opinion letter means only that the obligations assumed by the Company under the Debt Securities are of a type which the Irish courts may enforce. It does not mean that those obligations will necessarily be enforceable, or enforced, in all circumstances or in accordance with their terms or against third parties or that any particular remedy will be available.

8	Disclosure

This opinion letter is addressed to you in connection with the registration of the Debt Securities with the SEC. We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement to be filed with the SEC. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

Yours faithfully /s/ DLA Piper Ireland LLP

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Schedule 1 Addressees

Fiserv Funding Unlimited Company

Hanover Quay

Dublin

D02K510

Ireland

Fiserv, Inc.

600 N. Vel R. Phillips Avenue

Milwaukee, WI 53203